Exhibit 10.5
PRIDE INTERNATIONAL, INC.
1993 DIRECTORS’ STOCK OPTION PLAN
Sixth Amendment
          Pride International, Inc. having previously established the Pride Petroleum Services, Inc. 1993 Directors’ Stock Option Plan effective February 22, 1993, as thereafter amended effective May 22, 1997, December 4, 1997, February 26, 1998, August 21, 2001, and December 19, 2001 (the “Plan”), and having reserved the right under Section XVIII thereof to amend the Plan, does hereby amend the Plan as follows:
     1. Section 3.1 of the Plan is hereby amended by deleting the phrase “Compensation Committee” and placing in lieu thereof the phrase “Nominating and Corporate Governance Committee”.
     2. Article XI of the Plan is hereby amended by adding a new Section 11.3 thereto as follows:
     “11.3 Notwithstanding anything contained in the Plan or Section 11.1 to the contrary, the Committee may provide, by specific terms set forth in an agreement with the optionee, that upon termination of service as a Director of the Company for any reason other than Cause, each Option that has become exercisable as of the date of the optionee’s termination of service may be exercised any time during the full term of the Option.”
          This amendment shall be effective as of May 12, 2005.

PRIDE INTERNATIONAL, INC.
By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

ATTEST:

/s/ W. Gregory Looser

W. Gregory Looser
Secretary

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